October 7, 2010

ALLIANCE DATA SIGNS LONG-TERM RENEWAL AGREEMENT
WITH RESTORATION HARDWARE, INC.

•	Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term contract renewal with specialty home furnishings and accessories retailer Restoration Hardware, Inc. Alliance Data will continue to provide turnkey private label credit card services for Restoration Hardware’s 114 stores nationwide, as well as for the retailer’s catalog and online store.

•	Restoration Hardware is the country’s leading premium home furnishings brand, featuring vintage-inspired reproductions, and classic furnishings, textiles, accessories, and high-quality bathware. The company operates an e-commerce web site in the United States and Canada and mails the Restoration Hardware Home, Garden, Outdoor, Baby & Child, and Gift catalogs to millions of consumers throughout the year. Restoration Hardware also markets its brands to the interior design trade.

•	Under the terms of the renewal agreement, Alliance Data will continue providing private label credit card services for Restoration Hardware including account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; marketing services and customer service functions.

# # #